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                                                                       EXHIBIT 6

PHONE (407) 333-2350       MOBILE AREA NETWORKS, INC.         1275 LAKE HEATHROW
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FAX   (407) 333-9903                                     HEATHROW, FLORIDA 32746

PROPOSAL TO PROVIDE SERVICE                                   DATE  OCT 14, 1997

MOBILE AREA NETWORKS INC. (MAN) will provide the Marriott Courtyard located at 135 International Parkway in Heathrow, Florida (client) with high speed data access and high speed access to the Internet to the client's property as designated by the client via wireless data access points throughout the property. Such equipment will enable the client to offer both high-speed data access and high speed Internet access to users as designated by the client and/or MAN.

WHEREAS, MAN provides high speed wireless access to the Internet and other telecommunications and data services. Property has a need for such services. MAN proposes the following:

PROVISIONING:

MAN agrees to provide the following services to property:

1. Provide necessary equipment to provide high-speed data access to all areas designated by the client.
2. Provide technical support during deployment period as necessary to insure successful use of the new system.
3. Conduct training for technical staff and sales staff for proper maintenance and billing of new system.
4. Install all necessary computers, wireless access points, servers, routers, and modems to provide service to client as agreed to by both parties.
5. Coordinate installation with staff engineers or installers and local hardwire installation company.

Property agrees to provide the following items to facilitate the service:

1. Wire for all designated areas with proper cabling to facilitate high speed data system installation.
2. Electric power as necessary to power equipment.
3. Space and access for antenna and wireless access points.
4. Technical staff and sales staff for training on maintenance, operation, and billing of new system.

TERM:

There will be a 30 day deployment period from date of installation to test the marketability of the system and to bring efficiency level to maximum. After this period, both parties will sign service contract agreed upon within this period.


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PHONE (407) 333-2350       MOBILE AREA NETWORKS, INC.         1275 LAKE HEATHROW
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FAX   (407) 333-9903                                     HEATHROW, FLORIDA 32746

BILLING, PAYMENT, AND COLLECTION OPTIONS:

[ X ]   OPTION 1

        MAN pays all infrastructure expense. MAN will receive 90% of revenues generated until the monthly infrastructure expense is recovered and then will split the remainder of the revenue with the client at the rate of 50% hotel and 50% MAN.

[   ]   OPTION 2

        Client will split monthly infrastructure expense and MAN will split all revenues with the property at the rate of 50% hotel and 50% MAN.

[   ]   OPTION 3

        Client pays all monthly infrastructure expense and revenues are split 70% for property and 30% for MAN.



/s/ Penny Leffer                          /s/ Michael A. Tomassini / Controller
-------------------------------------     --------------------------------------
Client Representative (Signature)         MAN Representative (Signature)


Penny Leffer                              Michael A. Tomassini
-------------------------------------     --------------------------------------
Client Representative (Print)             MAN Representative (Print)


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PHONE (407) 333-2350       MOBILE AREA NETWORKS, INC.         1275 LAKE HEATHROW
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LANE
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FAX   (407) 333-9903                                     HEATHROW, FLORIDA 32746

TERM:

There will be a 30 day deployment period from date of installation to test the marketability of the system and to bring efficiency level to maximum. After this period, both parties will sign service contract agreed upon within this period.

BILLING, PAYMENT, AND COLLECTION OPTIONS:

[ X ]   OPTION 1

        MAN pays all infrastructure expense. MAN will receive 90% of revenues generated until the monthly infrastructure expense is recovered and then will split the remainder of the revenue with the client at the rate of 50% hotel and 50% MAN.

[   ]   OPTION 2

        Client will split monthly infrastructure expense and MAN will split all revenues with the property at the rate of 50% hotel and 50% MAN.

[   ]   OPTION 3

        Client pays all monthly infrastructure expense and revenues are split 70% for property and 30% for MAN.



/s/ Kathy A. Jent                         /s/ Michael A. Tomassini / Controller
-------------------------------------     --------------------------------------
Client Representative (Signature)         MAN Representative (Signature)


Kathy A. Jent                             Michael A. Tomassini
-------------------------------------     --------------------------------------
Client Representative (Print)             MAN Representative (Print)


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PHONE (407) 333-2350       MOBILE AREA NETWORKS, INC.         1275 LAKE HEATHROW
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FAX   (407) 333-9903                                     HEATHROW, FLORIDA 32746

PROPOSAL TO PROVIDE SERVICE                                   DATE  10/15/97

MOBILE AREA NETWORKS INC. (MAN) will provide the Sheraton Orlando North Hotel located at 600 North Lake Destiny Drive in Maitland, Florida (client) with high speed data access and high speed access to the Internet to the client's property as designated by the client via wireless data access points throughout the property. Such equipment will enable the client to offer both high-speed data access and high speed Internet access to users as designated by the client and/or MAN.

WHEREAS, MAN provides high speed wireless access to the Internet and other telecommunications and data services. Property has a need for such services. MAN proposes the following:

PROVISIONING:

MAN agrees to provide the following services to property:

1. Provide necessary equipment to provide high-speed data access to all areas designated by the client.
2. Provide technical support during deployment period as necessary to insure successful use of the new system.
3. Conduct training for technical staff and sales staff for proper maintenance and billing of new system.
4. Install all necessary computers, wireless access points, servers, routers, and modems to provide service to client as agreed to by both parties, and maintain adequate supply on hand.
5. Coordinate installation with staff engineers or installers and local hardwire installation company.
6. Wire for all designated areas with proper cabling to facilitate high speed data system installation.

Property agrees to provide the following items to facilitate the service:

1. Electric power as necessary to power equipment.
2. Space and access for antenna and wireless access points.
3. Technical staff and sales staff for training on maintenance, operation, and billing of new system.
4. Property will not be responsible for loss or theft of any equipment associated with wireless system.
5. Property will not be held liable for any damages to user's computer associated with the wireless system.